                                                                      EXHIBIT 11

                          AAMES FINANCIAL CORPORATION
                               EARNINGS PER SHARE

               For the years ended June 30, 1999, 1998, and 1997

                                                                     For the years ended June 30,
                                                            -----------------------------------------------
                                                                1999                1998            1999
                                                            -------------       -----------      ----------
BASIC EARNINGS (LOSS) PER COMMON SHARE:
  Net income (loss) for calculating basic
    earnings per common share                               $(247,967,000)      $27,563,000       1,478,000

  Average common shares outstanding                            31,000,000        28,548,000      26,400,000
                                                            -------------       -----------      ----------
  Basic earnings (loss) per common share                    $       (8.00)             0.97            0.06
                                                            =============       ===========      ==========

DILUTED EARNINGS (LOSS) PER COMMON SHARE:
  Net income (loss) for calculating diluted earnings
  (loss) per common share                                   $(247,967,000)       27,563,000       1,478,000
  Adjust net income to add back the after-tax amount
    of interest recognized in the period associated
    with the convertible subordinated notes                             -         3,645,000               -
                                                            -------------       -----------      ----------
    Adjusted net income (loss)                              $(247,967,000)       31,208,000       1,478,000
                                                            -------------       -----------      ----------

  Average common shares outstanding                            31,000,000        28,548,000      26,400,000
  Add exercise of options and warrants                                  -         1,094,000       1,971,000
  Convertible subordinated notes                                        -         6,107,000               -
                                                            -------------       -----------      ----------
  Diluted shares outstanding                                   31,000,000        35,749,000      28,371,000
                                                            -------------       -----------      ----------
  Diluted earnings (loss) per common share                  $       (8.00)             0.87            0.05
                                                            =============       ===========      ==========